(Letterhead of Leonard W. Burningham, Esq.)



October 22, 1996


Wealth International, Inc.
1190 North Spring Creek Place, Suite A
Springville, Utah 84663


Re: Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Wealth International, Inc., a Nevada corporation

Board of Directors:

          As counsel for Wealth International, Inc., a Nevada corporation (the "Company"), and in connection with the issuance of 425,000 shares of the Company's $0.001 par value common stock (the "Securities") to six former employees and individual consultants (the "Consultants") pursuant to a written Compensation Agreement, a copy of which is incorporated herein by reference the ("Consultant's Compensation Agreement No. 1" [the "Plan"]), I have been asked to render an opinion as to the legality of these Securities, which are to be covered by a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit.

          As you are aware, I am also a participant in the Plan.

          As you are aware, no services to be performed and billed to you which are in any way related to a "capital raising" transaction may be paid by the issuance of Securities pursuant to the Plan.

          In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to wit:

          1.   Articles of Incorporation and all amendments thereto;

          2.   By-laws;

          3. Annual Reports on Form 10-KSB for the periods ended February 29, 1996, and February 28, 1995;

          4.   Quarterly Reports on Form 10-QSB for the past twelve months;

          5.   A copy of the Plan; and

          6. The Unanimous Consent of the Board of Directors adopting the Plan, designating the name of the Plan and the name, address and telephone number of the Plan's Agent.

          I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

          Further, as counsel for the Company, I have discussed the items relied upon in rendering this opinion and the documents I have examined with one or more directors and executive officers of the Company, and in all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have further assumed that the recipients of these Securities under the Plan will have paid the consideration required under the terms of the Plan prior to the issuance of the Securities, and that none of the services performed by the recipients shall be related to "capital raising transactions."

          I have also provided the individual participants in the Plan with a copy of the documents enumerated in paragraphs 3 through 6, inclusive, above.

          Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the limitations set forth in the Plan, the Securities to be issued pursuant to the Plan will, upon their issuance and delivery to the recipients thereof, after receipt of full payment therefor, be deemed duly and validly authorized, legally issued and fully paid and non-assessable. This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued.

          Further, this opinion is limited to the corporate laws of the State of Nevada and the securities laws, rules and regulations of the United States, and I express no opinion with respect to the laws of any other jurisdiction.

          I consent to the filing of this opinion with the Commission as an exhibit to the above referenced Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

           This opinion is based upon my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention.

                                   Yours very sincerely,


                                   /s/ Leonard W. Burningham